                                                                       Exhibit 2


                     AGREEMENT OF REORGANIZATION AND MERGER
                     --------------------------------------

                                     BETWEEN
                                     -------

                           FIRST MERCHANTS CORPORATION
                           ---------------------------

                                       AND
                                       ---

                                  CNBC BANCORP
                                  ------------



         THIS AGREEMENT OF REORGANIZATION AND MERGER (the "Agreement"), is entered into as of this 28th day of August, 2002, by and between FIRST MERCHANTS CORPORATION ("First Merchants") and CNBC BANCORP ("CNBC").

                              W I T N E S S E T H:

         WHEREAS, First Merchants is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Muncie, Delaware County, Indiana;

         WHEREAS, CNBC is a corporation duly organized and existing under the laws of the State of Ohio and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Worthington, Franklin County, Ohio;

         WHEREAS, Commerce National Bank (the "Bank") is a national bank duly organized and existing under the laws of the United States and a wholly-owned subsidiary of CNBC with its principal banking office in Worthington, Franklin County, Ohio;

         WHEREAS, CNBC Retirement Services, Inc. ("CNBC Retirement Services") is a corporation duly organized and existing under the laws of the State of Ohio and a wholly-owned subsidiary of CNBC with its principal place of business in Worthington, Franklin County, Ohio;

         WHEREAS, CNBC Statutory Trust I ("CNBC Trust") is a statutory business trust duly organized and existing under the laws of the State of Connecticut and a wholly-owned subsidiary of CNBC with its principal place of business in Worthington, Franklin County, Ohio;

         WHEREAS, the Bank, CNBC Retirement Services and CNBC Trust are hereinafter collectively referred to as the "Subsidiaries" and individually as a "Subsidiary";

         WHEREAS, it is the desire of First Merchants and CNBC to effect a transaction whereby the Subsidiaries will become wholly-owned subsidiaries of First Merchants through a statutory merger of CNBC with and into First Merchants; and

         WHEREAS, a majority of the entire Board of Directors of First Merchants and a majority of the entire Board of Directors of CNBC have approved this Agreement, designated it as a plan of reorganization within the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and authorized its execution.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, First Merchants and CNBC hereby make this Agreement and prescribe the terms and conditions of the merger of CNBC with and into First Merchants and the mode of carrying the transaction into effect as follows:

                                    SECTION 1

                                   THE MERGER

         1.01. MERGER. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 11 hereof), CNBC shall be merged with and into First Merchants, which shall be the "Continuing Company" and shall continue its corporate existence under the laws of the State of Indiana, pursuant to the provisions of and with the effect provided in Indiana Code Chapter 23-1-40 and Ohio Revised Code Section 1701.79 (the "Merger").

         1.02. RIGHT TO REVISE MERGER. First Merchants may, at any time, change the method of effecting the Merger if and to the extent First Merchants deems such change to be desirable; provided, however, that no such change, modification or amendment shall (a) provide for the merger of the Bank with and into a subsidiary of First Merchants or another entity; (b) alter or change the amount or kind of consideration to be received by the shareholders of CNBC specified in Section 3 hereof as a result of the Merger, except in accordance with the terms of Section 3 hereof; (c) adversely affect the tax treatment to the shareholders of CNBC; or (d) materially impede or delay receipt of any approvals referred to in this Agreement or the consummation of the transactions contemplated by this Agreement.


                                    SECTION 2

                              EFFECT OF THE MERGER

         Upon the Merger becoming effective:

         2.01. GENERAL DESCRIPTION. The separate existence of CNBC shall cease and the Continuing Company shall possess all of the assets of CNBC, including all of the issued and outstanding shares of capital stock of the Subsidiaries and all of its rights, privileges, immunities, powers, and franchises, and shall assume all of the duties and liabilities of CNBC.

         2.02. NAME, OFFICES, AND MANAGEMENT. The name of the Continuing Company shall continue to be "First Merchants Corporation." Its principal banking office shall be located at 200 E. Jackson Street, Muncie, Indiana. Except as otherwise provided in Section 8.06 hereof, the Board of Directors of the Continuing Company, until such time as their successors have been elected and qualified, shall consist of the current Board of Directors of First Merchants. The officers of First Merchants immediately prior to the Effective Date shall continue as the officers of the Continuing Company.

         2.03. CAPITAL STRUCTURE. The amount of capital stock of the Continuing Company shall not be less than the capital stock of First Merchants immediately prior to the Effective Date, increased by the amount of capital stock issued in accordance with Section 3 hereof.

         2.04. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and the Bylaws of the Continuing Company shall be those of First Merchants immediately prior to the Effective Date until the same shall be further amended as provided by law.

         2.05. ASSETS AND LIABILITIES. The title to all assets, real estate and other property owned by First Merchants and CNBC shall vest in the Continuing Company without reversion or impairment. All liabilities of CNBC shall be assumed by the Continuing Company.

         2.06. STATUTORY AGENT. The Continuing Company hereby consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Continuing Company any obligation of CNBC or to enforce the rights of a dissenting shareholder of CNBC.

         2.07. QUALIFICATION TO DO BUSINESS. As of the date of this Agreement, the Continuing Company intends to qualify to do business in the State of Ohio as of the Effective Date of the Merger and may appoint CT Corporation, located at 1300 East Ninth Street, Cleveland, Ohio 44114, as its agent for service of process, notice or demand.

         2.08. ADDITIONAL ACTIONS. If, at any time after the Effective Date, the Continuing Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Continuing Company its right, title or interest in, to or under any of the rights, properties or assets of CNBC or the Subsidiaries, or (b) otherwise carry out the purposes of this Agreement, CNBC and the Subsidiaries and their respective officers and directors shall be deemed to have granted to the Continuing Company an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Continuing Company and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Continuing Company are authorized in the name of CNBC or the Subsidiaries or otherwise to take any and all such action.


                                    SECTION 3

                               CONSIDERATION TO BE
                       DISTRIBUTED TO SHAREHOLDERS OF CNBC

         3.01. CONSIDERATION. Upon and by reason of the Merger becoming effective, the shareholders of CNBC of record on the Effective Date who have not dissented to the Merger in accordance with Ohio Revised Code sec. 1701.84 and sec. 1701.85, as amended, shall be entitled to receive in exchange for CNBC's common shares held and at their election (subject to the limitations and prorations set forth in this Section 3) either (i) 1.01 (the "Conversion Ratio") shares of First Merchants' common stock for each CNBC common share held ("Option 1"), or (ii) cash in the amount of $29.57 for each CNBC common share held, subject to the provisions and limitations of Section 3.07 ("Option 2"). A CNBC shareholder shall be entitled to elect Option 1 for all shares held of record, Option 2 for all shares held of record or Option 1 for a portion of the shares held of record and Option 2 for a portion of the shares held of record. The Conversion Ratio shall be subject to adjustment as set forth in Sections 3.03 and 3.04.

         3.02. NO FRACTIONAL FIRST MERCHANTS COMMON SHARES. Certificates for fractional shares of common stock of First Merchants shall not be issued in respect of fractional interests arising from the Conversion Ratio. Each CNBC shareholder who would otherwise have been entitled to a fraction of a First Merchants share, upon surrender of all such shareholder's certificates representing CNBC's common shares, shall be paid in cash (without interest) in an amount equal to the fraction of the First Merchants Average Price (as defined below). No such shareholder of CNBC shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         3.03. RECAPITALIZATION. If, between the date of this Agreement and the Effective Date, First Merchants issues a stock dividend with respect to its shares of common stock, combines, subdivides, reclassifies or splits up its outstanding shares or takes any similar recapitalization action, then the Conversion Ratio shall be adjusted so that each CNBC shareholder electing Option 1 shall receive such number of First Merchants shares as represents the same percentage of outstanding shares of First Merchants common stock at the Effective Date as would have been represented by the number of shares such shareholder would have received if the recapitalization had not occurred. First Merchants and CNBC acknowledge that First Merchants declared a 5% stock dividend on its shares of common stock payable on September 13, 2002 to shareholders of record on August 30, 2002, and that the Conversion Ratio set forth in Section
3.01 hereof and the dollar amounts set forth in Sections 3.04(b) and 3.04(c) hereof take such stock dividend into account and shall not be adjusted as a result thereof.

         3.04.  TERMINATION RIGHTS.

                  (a) As used in this Section 3.04, the term "First Merchants Average Price" shall mean the average of the mid point between the bid and ask prices of the common stock of First Merchants as reported in Bloomberg, L.P. for the thirty (30) days that First Merchants common stock trades on NASDAQ preceding the fifth (5th) calendar day prior to the Effective Date (the "Determination Date"). The First Merchants Average Price and the dollar amounts set forth in Sections 3.04(b) and 3.04(c) shall be appropriately and proportionately adjusted to reflect any share adjustment as contemplated by Section 3.03 hereof.

                  (b) CNBC may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be less than $22.61; subject to the following two provisions. If CNBC elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to First Merchants within twenty-four (24) hours of the Determination Date. Within two business days after the date of receipt of such notice, First Merchants shall have the option of adjusting the

         Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $22.61 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If First Merchants makes an election contemplated by the preceding sentence, it shall give prompt written notice to CNBC of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(b) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 3.04(b).

                  (c) First Merchants may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be greater than $30.59; subject to the following two provisions. If First Merchants elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to CNBC within twenty-four (24) hours of the Determination Date. Within two business days after the date of receipt of such notice, CNBC shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $30.59 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If CNBC makes an election contemplated by the preceding sentence, it shall give prompt written notice to First Merchants of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this
         Section 3.04(c) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 3.04(c).

         3.05. ELECTION. An election form (the "Election Form") shall be mailed to each record holder of CNBC's common shares as of the record date fixed for the special shareholders' meeting at which the Merger will be submitted to a vote of CNBC's shareholders (the "Special Record Date"). In addition, reasonable efforts will be made to make the Election Form available to all persons who become shareholders of CNBC between the Special Record Date and the Election Deadline (as defined below). CNBC and First Merchants shall also establish a deadline for receipt of such Election Forms (the "Election Deadline"), which deadline shall be the close of business on the first day on which the administrative offices of First Merchants are generally open for business after the special meeting at which the Merger will be submitted to a vote of CNBC's shareholders. The Election Forms shall be mailed to each record holder of CNBC's common shares as of the Special Record Date along with the proxy materials for the special shareholders' meeting at which the Merger will be submitted to a vote of CNBC's shareholders. The Election Form will permit each holder of record of CNBC's common shares as of the Special Record Date to elect, subject to
Section 3.07, to have all of such holder's shares converted in the Merger into either Option 1, Option 2 or a combination of Option 1 and Option 2. The Election Form shall also permit direct deposit of cash in each holder's account in either the Bank or First Merchants Bank, National Association. An election shall be duly made by completing the Election Form and any other required documents in accordance with the instructions set forth therein and delivering them to the Election Agent (as defined below) or to such other person or persons mutually agreed upon by CNBC and First Merchants to receive elections, to receive outstanding CNBC shares, to deliver cash or cash and shares of First Merchants' common stock and to carry out the other procedures set forth herein.

         3.06. ELECTION AGENT. First Merchants and CNBC hereby appoint the Trust Department of First Merchants Bank, National Association to act as agent (the "Election Agent") of CNBC's shareholders for the purposes of mailing and receiving the Election Forms, tabulating the results and notifying First Merchants and CNBC of the results.


         3.07.  ALL CASH PAYMENTS.

                  (a) In the event the number of CNBC common shares covered by Option 2 elections would entitle CNBC's shareholders to receive less than $24,561,693 in cash, all Option 1 and Option 2 elections of the holders of CNBC's common shares shall be honored (each in its entirety). In the event that the amount of cash to be received by shareholders of CNBC pursuant to the terms of this Agreement would result in cash payments of $24,561,693 or more, the ten (10) Option 2 elections which cover the largest number of CNBC's common shares (the "Ten Largest Option 2 Elections") shall be converted into Option 1 elections on a pro rata basis based on the number of CNBC common shares covered by such Option 2 elections; provided that such Option 2 elections shall be converted into Option 1 elections only to the extent necessary so that the total remaining number of outstanding CNBC common shares covered by Option 2 elections is such that the Merger will (i) result in cash payments of no more than $24,561,693, and (ii) satisfy the "continuity of interest" requirement applicable to tax-free reorganizations under the Code. Option 2 elections which are not converted into Option 1 elections shall remain as Option 2 elections. Option 2 elections which are partially converted into Option 1 elections shall remain as Option 2 elections to the extent they are not so converted. In the event the conversion of the Ten Largest Option 2 Elections (in their entirety) to Option 1 elections does not result in the Merger satisfying the conditions of provisos (i) and (ii) above of this Section 3.07(a), the next ten (10) largest Option 2 elections shall also be converted into Option 1 elections on the same pro rata basis as applied to the Ten Largest Option 2 Elections described above, and such methodology shall continue to be applied to Option 2 elections until such time as the Merger satisfies the conditions of provisos (i) and (ii) above of this Section 3.07(a).

                  (b) CNBC's common shares with respect to which no Election Form is timely received or ever received or which are the subject of otherwise invalid elections (the "Non-Electing Shares") will be treated as if the holders thereof elected Option 1 for all shares held of record. This Section 3.07(b) shall be given effect prior to the reallocation provided for in Section 3.07(a).

                  (c) CNBC and First Merchants shall mutually determine the validity of elections submitted by CNBC's shareholders.

                  (d) A holder of CNBC's shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds shares as nominee provided that such bank, trust company, security broker-dealer or nominee certifies to the satisfaction of CNBC and First Merchants the names of the persons for whom it is so holding shares (the "Beneficial Owners"). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of shares set forth herein.

                  (e) First Merchants and CNBC may, upon mutual agreement, apply the adjustments set forth in this Section 3.07 only to such extent and to such number of CNBC's shareholders as is necessary to accomplish the objectives of this Section 3.07.

         3.08.  DISTRIBUTION OF FIRST MERCHANTS' COMMON STOCK AND CASH.

                  (a) Each share of common stock of First Merchants outstanding immediately prior to the Effective Date shall remain outstanding unaffected by the Merger.

                  (b) Following the Effective Date, First Merchants shall mail to each CNBC shareholder a letter of transmittal (the "Letter of Transmittal") providing instructions as to the transmittal to the conversion agent, First Merchants Bank, National Association (the "Conversion Agent"), of certificates representing CNBC's common shares and the issuance of shares of First Merchants' common stock and cash in exchange therefor pursuant to the terms of this Agreement. Distribution of stock certificates representing First Merchants' common stock and cash payments for CNBC's common shares and for fractional shares shall be made by First Merchants to each former shareholder of CNBC within fifteen (15) business days of the later of the Effective Date or the date of such shareholder's delivery to the Conversion Agent of such shareholder's certificates representing CNBC common shares, accompanied by a properly completed and executed Letter of Transmittal. Certificates surrendered for exchange by a person who is deemed to be an "affiliate" (as defined in Section 7.06 hereof) of CNBC shall not be exchanged until First Merchants has received a written agreement from such affiliate as required pursuant to Section 7.06 hereof. Interest shall not accrue or be payable with respect to any cash payments.

                  (c) Following the Effective Date, stock certificates representing CNBC's common shares shall be deemed to evidence only the right to receive cash and/or ownership of First Merchants' common stock (for all corporate purposes other than the payment of dividends) and cash for fractional shares, as applicable. No dividends or other distributions otherwise payable subsequent to the Effective Date on stock of First Merchants shall be paid to any shareholder entitled to receive the same until such shareholder has surrendered such shareholder's certificates for CNBC's common shares to the Conversion Agent in exchange for certificates representing First Merchants' common stock and/or cash. Upon surrender or compliance with the provisions of
         Section 3.08(f), there shall be paid to the record holder of the new certificate(s) evidencing shares of First Merchants' common stock the amount of all dividends and other distributions, without interest thereon, withheld with respect to such common stock.

                  (d) At or after the Effective Date, there shall be no transfers on the stock transfer books of CNBC of any CNBC common shares. If, after the Effective Date, certificates are presented for transfer to CNBC, such certificates shall be cancelled and exchanged for the consideration set forth in
         Section 3.01 hereof, as adjusted pursuant to the terms of this Agreement.

                  (e) First Merchants shall be entitled to rely upon the stock transfer books of CNBC to establish the persons entitled to receive cash and shares of common stock of First Merchants, which books, in the absence of actual knowledge by First Merchants of any adverse claim thereto, shall be conclusive with respect to the ownership of such stock.

                  (f) With respect to any certificate for CNBC's common shares which has been lost, stolen, or destroyed, First Merchants shall be authorized to issue common stock to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to First Merchants, and upon compliance by the CNBC's shareholder with all procedures historically required by CNBC in connection with lost, stolen, or destroyed certificates.


                                    SECTION 4

                             DISSENTING SHAREHOLDERS

         Shareholders of CNBC shall have the rights accorded to dissenting shareholders under Ohio Revised Code sec. 1701.84 and sec. 1701.85, as amended.


                                    SECTION 5

                               REPRESENTATIONS AND
                               WARRANTIES OF CNBC

         CNBC represents and warrants to First Merchants with respect to itself and the Subsidiaries as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 5 of this Agreement which shall be prepared and executed by an authorized executive officer of CNBC and delivered to and executed by an authorized executive officer of First Merchants contemporaneous with the execution of this Agreement.)

         5.01. STANDARD. No representation or warranty of CNBC contained in
Section 5 of this Agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 5) has had, or is reasonably likely to have, a Material Adverse Effect (as defined in Section 13.10).

         5.02. ORGANIZATION AND AUTHORITY. CNBC is a corporation duly organized and validly existing under the laws of the State of Ohio. The Bank is a national bank duly organized and validly existing under the laws of the United States. CNBC Retirement Services is a corporation duly organized and validly existing under the laws of the State of Ohio. CNBC Trust is a statutory business trust duly organized and validly existing under the laws of the State of Connecticut. CNBC and each of the Subsidiaries have the power and authority (corporate and other) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. Except as set forth in the Disclosure Letter, CNBC's only subsidiaries are the Subsidiaries, and the Bank has no subsidiaries. The Bank is subject to primary federal regulatory supervision and regulation by the Office of the Comptroller of the Currency.

         5.03.  AUTHORIZATION.

                  (a) CNBC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals and CNBC's shareholder approval. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of CNBC, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  (b) Except as set forth in the Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under CNBC's Articles of Incorporation or Code of Regulations; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or decree, or any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment, to which CNBC or any of the Subsidiaries is subject or bound; (iii) result in the creation of or give any person, corporation or entity, the right to create any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of CNBC or any of the Subsidiaries; (iv) terminate or give any person, corporation or entity, the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment to which CNBC or any of the Subsidiaries is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, CNBC or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment.

                  (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws and applicable Indiana and Ohio banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by CNBC of the transactions contemplated by this Agreement.

                  (d) Other than those filings, authorizations, consents and approvals referenced in Section 5.03(c) above and except as set forth in the Disclosure Letter, no notice to, filing with, authorization of, exemption by, or consent or approval of, any third party is necessary for the consummation by CNBC of the transactions contemplated by this Agreement.

         5.04.  CAPITALIZATION.

                  (a) The authorized capital stock of CNBC as of the date hereof consists, and on the Effective Date will consist, of 3,000,000 common shares, without par value. On the date of this Agreement, 1,991,572 common shares are issued and outstanding. Such issued and outstanding CNBC common shares have been duly and validly authorized by all necessary corporate action of CNBC, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders. CNBC has no capital stock authorized, issued or outstanding other than as described in this Section 5.04(a) and, except as set forth in the Disclosure Letter, has no intention or obligation to authorize or issue any other shares of capital stock.

                  (b) All outstanding shares of capital stock of the Bank are owned directly by CNBC. Such issued and outstanding shares of Bank common stock have been duly and validly authorized by all necessary corporate action of the Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Bank shareholders. All the issued and outstanding Bank common stock is owned by CNBC, free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. The Bank has no capital stock authorized, issued or outstanding other than as described in this Section 5.04(b) and has no intention or obligation to authorize or issue any other shares of capital stock.

                  (c) All outstanding shares of capital stock of CNBC Retirement Services and CNBC Trust are owned directly by CNBC. Such shares have been duly and validly authorized by all necessary corporate action, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Such shares are owned by CNBC, free and clear of any liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. Neither CNBC Retirement Services nor CNBC Trust have any other shares of capital stock authorized, issued or outstanding except as set forth in the Disclosure Letter, and neither CNBC Retirement Services nor CNBC Trust have any intention or obligation to authorize or issue any other shares of capital stock.

                  (d) Except as set forth in the Disclosure Letter, there are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of CNBC nor any Subsidiary by which CNBC or any Subsidiary is or may become bound. Neither CNBC nor any Subsidiary has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

                  (e) Except as set forth in the Disclosure Letter, to the knowledge of CNBC, no person or entity beneficially owns 5% or more of CNBC's outstanding common shares.

         5.05. ORGANIZATIONAL DOCUMENTS. The respective Articles of Incorporation or Association, Code of Regulations or By-Laws, Certificate of Trust and Trust Agreement, as applicable, of CNBC and the Subsidiaries have been delivered to First Merchants and represent true, accurate and complete copies of such corporate documents of CNBC and the Subsidiaries in effect as of the date of this Agreement.

         5.06. COMPLIANCE WITH LAW. Except as set forth in the Disclosure Letter, neither CNBC nor any Subsidiary has engaged in any activity nor taken or omitted to take any action which has resulted, or to the knowledge of CNBC could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body. CNBC and each Subsidiary possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without interference or interruption and such licenses, franchises, permits and authorizations shall be transferred to First Merchants on the Effective Date without any restrictions or limitations thereon or the need to obtain any consents of third parties. All agreements and understandings with, and all orders and directives of, all regulatory agencies or government authorities with respect to the business or operations of CNBC or the Subsidiaries, including all correspondence related thereto, are set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter, the Bank has received no inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. Except as set forth in the Disclosure Letter, CNBC has received no inquiries from any regulatory agency or government authority relating to its compliance with any securities laws applicable to CNBC.

         5.07. ACCURACY OF STATEMENTS. The representations and warranties contained in this Section 5 do not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements contained in this Section 5, in light of the circumstances in which they are made, not misleading.

         5.08. LITIGATION AND PENDING PROCEEDINGS. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending, or to the knowledge of CNBC or any Subsidiary threatened, in any court or before any government agency or body, arbitration panel or otherwise (nor does CNBC or any Subsidiary have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against or by CNBC or any Subsidiary. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to CNBC or the Bank as a result of an examination by any regulatory agency or body.

         5.09.  FINANCIAL STATEMENTS.

                  (a) CNBC's consolidated balance sheets as of the end of the two fiscal years ended December 31, 2001 and 2000 and for the six (6) month period ended June 30, 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "Financial Information") present fairly the consolidated financial condition or position of CNBC as of the respective dates thereof and the consolidated results of operations of CNBC for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The Financial Information as of and for the two (2) fiscal years ended 2001 and 2000 are audited financial statements.

                  (b) All loans reflected in the Financial Information and which have been made, extended or acquired since June 30, 2002, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that the Bank has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming the Bank as the secured party or mortgagee.

         5.10. ABSENCE OF CERTAIN CHANGES. Except for events and conditions relating to the business and interest rate environment in general, the accrual or payment of Merger-related expenses, or as set forth in the Disclosure Letter, since June 30 2002, no events have occurred, or to the knowledge of CNBC, can reasonably be expected to occur, which could reasonably be expected to have a Material Adverse Effect. Between the period from June 30, 2002 to the date of this Agreement, CNBC and each Subsidiary have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to CNBC's common shares (other than normal quarterly cash dividends) or any split, combination or reclassification of any stock of CNBC or any Subsidiary or any issuance or the authorization of any issuance of any securities in respect of, or in lieu of, or in substitution for CNBC's common shares.

         5.11. ABSENCE OF UNDISCLOSED LIABILITIES. Neither CNBC nor any Subsidiary is a party to any agreement, contract, loan, obligation, commitment, arrangement, liability, lease or license which individually exceeds $50,000 per year or which may not be terminated within one year from the date of this Agreement, except as set forth in the Disclosure Letter and except for unfunded loan commitments made in the ordinary course of the Bank's business consistent with past practices, nor to the knowledge of CNBC does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, loan, obligation, commitment, arrangement, liability, lease or license.

         5.12.  TITLE TO ASSETS.

                  (a) Except as set forth in the Disclosure Letter, CNBC and the Subsidiaries have good and marketable title to all personal property reflected in the June 30, 2002

         Financial Information, good and marketable title to all other properties and assets which CNBC or the Subsidiaries purport to own, good and marketable title to or right to use by terms of any lease or contract all other property used in CNBC's or any Subsidiary's business, and good and marketable title to all property and assets acquired since June 30, 2002, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature.

                  (b) All furniture, fixtures, machinery, equipment, computer software and hardware, and all other tangible personal property owned or used by CNBC or any Subsidiary, including any such items leased as a lessee, are in good working order and free of known defects, subject only to normal wear and tear. The operation by CNBC and the Subsidiaries of such properties and assets is in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority or third party having jurisdiction over such use.

         5.13.  LOANS AND INVESTMENTS.

                  (a) Except as set forth in the Disclosure Letter, there is no loan of the Bank in excess of $100,000 that has been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of the Bank in excess of $100,000 that has been identified by management, accountants or auditors (internal or external) as having a significant risk of uncollectibility. The Bank's loan watch list and all loans in excess of $100,000 that the Bank's management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

                  (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of CNBC and the Bank, adequate under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

                  (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by CNBC or any Subsidiary since June 30, 2002 is subject to any restrictions, whether contractual or statutory, which impairs the ability of CNBC or any Subsidiary to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither CNBC nor the Bank is a party to any repurchase agreements with respect to securities.

         5.14.  EMPLOYEE BENEFIT PLANS.

                  (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by CNBC or any Subsidiary and covers any employee, director or former employee or director of CNBC or any Subsidiary under which CNBC or any Subsidiary has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to First Merchants together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as an "Employee Plan" and collectively as the "Employee Plans." The Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

                  (b) The Employee Plans comply with and have been operated in compliance with all applicable laws, regulations, rulings and other requirements. Each Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each Employee Plan have been timely given.

                  (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, for which a notice is required to be filed, has occurred with respect to any Employee Plan. Neither CNBC nor any Subsidiary has any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"), or any liability to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or Employee Plan beneficiary under Section 502 of ERISA.

                  (d) To the knowledge of CNBC and the Subsidiaries, no "fiduciary," as defined in Section 3(21) of ERISA, of an Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

                  (e) Each of the Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including operational compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (even though actual plan amendments do not have to be made until the last day of the 2001 plan year). Except as set forth in the Disclosure Letter, CNBC and/or the Subsidiaries, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to First Merchants copies of the most recent IRS determination letters with respect to any such Employee Plan.

                  (f) No Employee Plan owns any security of CNBC or any Subsidiary.

                  (g) Except as set forth in the Disclosure Letter, no Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

                  (h) Except as set forth in the Disclosure Letter, no Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

                  (i) No claims against an Employee Plan, CNBC or any Subsidiary, with respect to an Employee Plan, (other than normal benefit claims) have been asserted or, to the knowledge of CNBC or any Subsidiary, threatened.

                  (j) Except as set forth in the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee, director or former employee or director of CNBC or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or
         Section 162(a)(1) of the Code.

                  (k) To the knowledge of CNBC and the Subsidiaries, no event has occurred that would cause the imposition of the tax described in Code Section 4980B. To the knowledge of CNBC and the Subsidiaries, all requirements of ERISA Section 601 have been met.

                  (l) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by CNBC or any Subsidiary, and (iii) covers any employee, director or former employee or director of CNBC or any Subsidiary. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "Benefit Arrangements." Each of the Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, which are applicable to such Benefit Arrangements.

                  (m) Except as set forth in the Disclosure Letter, neither CNBC nor any Subsidiary has any present or future liability in respect of post-retirement health and medical benefits for former employees or directors of CNBC or any Subsidiary.

                  (n) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by CNBC or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plans or Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2001.

                  (o) For purposes of this Section 5.14, references to CNBC or the Subsidiaries are deemed to include (i) all predecessors of CNBC or the Subsidiaries, (ii) any subsidiary of CNBC or the Subsidiaries,
         (iii) all members of any controlled group (as determined under Code
         Section 414(b) or (c)) that includes CNBC or any Subsidiary, and (iv) all members of any affiliated service group (as determined under Code
         Section 414(m) or (n)) that includes CNBC or any Subsidiary.

         5.15. OBLIGATIONS OF EMPLOYEES. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of CNBC and the Subsidiaries, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by CNBC or the Subsidiaries for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by CNBC or the Subsidiaries in accordance with generally accepted accounting and actuarial principles. All obligations and liabilities of CNBC and the Subsidiaries, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefor have been and are being made in accordance with generally accepted accounting principles. All accruals and reserves referred to in this Section 5.15 are correctly and accurately reflected and accounted for in the books, statements and records of CNBC and the Subsidiaries.

         5.16. TAXES, RETURNS AND REPORTS. CNBC and the Subsidiaries have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate; (b) paid all taxes, assessments and other governmental charges due and payable or claimed to be due and payable upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the Financial Information is adequate to cover all of CNBC's and the Subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2002. Neither CNBC nor any Subsidiary has, or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2002, up to and including the Effective Date, except to the extent reflected on financial statements of CNBC or the Subsidiaries subsequent to such date. Neither CNBC nor any Subsidiary is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state nor local tax returns of

CNBC or any Subsidiary have been audited by any taxing authority during the past five (5) years.

         5.17. DEPOSIT INSURANCE. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and the Bank has paid all premiums and assessments with respect to such deposit insurance.

         5.18. REPORTS. Since January 1, 1997, each of CNBC and the Bank have timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (ii) the Office of the Comptroller of the Currency, and (iii) any federal, state, municipal or local government, securities, banking, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (collectively, the "Regulatory Authorities"), having jurisdiction over the affairs of either CNBC or the Bank. All such reports filed by CNBC and the Bank complied with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation with respect to any report or statement filed by, or any examinations of, CNBC or the Bank.

         5.19. ABSENCE OF DEFAULTS. Neither CNBC nor any Subsidiary is in violation of its charter documents, Code of Regulations or By-Laws or in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

         5.20. TAX AND REGULATORY MATTERS. Neither CNBC nor any Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.


         5.21.  REAL PROPERTY.


                  (a) Neither CNBC nor any Subsidiary owns any real property (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by CNBC or the Bank for disposition as required by law). A list of the locations of each parcel of real property leased by CNBC or any Subsidiary is set forth in the Disclosure Letter under the heading of "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). CNBC shall update the Disclosure Letter within ten (10) days after acquiring or leasing any real property after the date hereof.

                  (b) There is no pending action involving CNBC or any Subsidiary as to the leasehold title of or the right to use any of the Leased Real Property.

                  (c) Neither CNBC nor any Subsidiary has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                  (d) None of the buildings, structures or other improvements located on the Leased Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

                  (e) None of the buildings, structures or improvements located on the Leased Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the knowledge of CNBC, threatened, with respect to any such building, structure or improvement. The Leased Real Property is in good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities. The Leased Real Property has been used and operated in compliance with all applicable laws, statutes, rules, regulations and ordinances applicable thereto.

                  (f) Neither CNBC nor any Subsidiary has caused or allowed the generation, treatment, storage, disposal or release at any Leased Real Property of any Toxic Substance, except in compliance with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup.

                  (g) Neither CNBC nor any Subsidiary owns or operates any underground storage tank at any Leased Real Property and no such Leased Real Property has previously contained an underground storage tank. No Leased Real Property is or has been listed on the CERCLIS.

                  (h) No Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any Leased Real Property nor are there any other conditions or circumstances affecting any Leased Real Property, in each case, that would require remediation, corrective action or clean-up under applicable laws or regulations.

                  (i) Except as set forth in the Disclosure Letter, there are no mechanic's or materialman's liens against the Leased Real Property, and no unpaid claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Leased Real Property in respect of which liens may or could be filed against the Leased Real Property.

         5.22. SECURITIES LAW COMPLIANCE. CNBC's common shares are traded on the NASDAQ Small Cap market under the symbol of "CNBD." CNBC has complied with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. CNBC has complied with all rules, regulations, orders, injunctions or decrees of the National Association of Securities Dealers, Inc. and all entities related or affiliated therewith and has filed all reports and documents required to be filed with such entities. CNBC has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including CNBC's Annual Report on Form 10 KSB for the year ended December 31, 2001, and Quarterly Report on Form 10 QSB for the quarter ended June 30, 2002, copies of which have previously been delivered to First Merchants. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

         5.23. BROKER'S OR FINDER'S FEES. Except for Stifel, Nicolaus & Company, Incorporated, no agent, broker or other person acting on behalf of CNBC or any Subsidiary or under any authority of CNBC or any Subsidiary is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

         5.24. SHAREHOLDER RIGHTS PLAN. Except as otherwise provided in CNBC's Articles of Incorporation and Code of Regulations, CNBC has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of CNBC or which may be considered an anti-takeover mechanism.

         5.25. INDEMNIFICATION AGREEMENTS. Except as set forth in the Disclosure Letter, neither CNBC nor any Subsidiary is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against any liability or hold the same harmless from liability other than as expressly provided in the charter documents of CNBC or the Subsidiary.

         5.26. BRING DOWN OF REPRESENTATIONS AND WARRANTIES. Subject to Section
5.01 hereof, all representations and warranties of CNBC and the Subsidiaries contained in this Section 5 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

         5.27. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 5 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter CNBC and the Subsidiaries and all directors and officers of CNBC and the Subsidiaries shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.

                                    SECTION 6

                               REPRESENTATIONS AND
                          WARRANTIES OF FIRST MERCHANTS

         First Merchants hereby represents and warrants to CNBC as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 6 of this Agreement which shall be prepared and executed by an authorized executive officer of First Merchants and delivered to and executed by an authorized executive officer of CNBC contemporaneous with the execution of this Agreement.)

         6.01. STANDARD. No representation or warranty of First Merchants contained in Section 6 of this Agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 6) has had, or is reasonably likely to have, a Material Adverse Effect (as defined in Section 13.10).

         6.02. ORGANIZATION AND QUALIFICATION. First Merchants is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and authority to conduct its business in the manner and by the means utilized as of the date hereof.

         6.03.  AUTHORIZATION.

                  (a) First Merchants has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of First Merchants, enforceable in accordance with its terms, except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditor's rights.

                  (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under First Merchants' Articles of Incorporation or By-laws; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation, or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment, to which First Merchants is subject or bound; (iii) result in the creation of or give any person, corporation or entity, the right to create any lien, charge, claim, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of First Merchants; (iv) terminate or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment to which First Merchants is a party or by which First Merchants is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, First Merchants is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment.

                  (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

                  (d) Other than those filings, authorizations, consents and approvals referenced in Section 6.03(c) above and filings and approvals relating to the listing of the shares of First Merchants common stock to be issued in the Merger on the National Market System of NASDAQ and certain other filings and approvals with NASDAQ relating to the change in the number of shares of First Merchants outstanding as a result of the Merger, no notice to, filing with, authorization of, execution by, or consent or approval of, any third party is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

         6.04.  CAPITALIZATION.

                  (a) As of August 20, 2002, First Merchants had 50,000,000 shares of common stock authorized, no par value, of which 15,495,804 shares were issued and outstanding. Such issued and outstanding shares of First Merchants' common stock have been duly and validly authorized by all necessary corporate action of First Merchants, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders.

                  (b) First Merchants has 500,000 shares of Preferred Stock authorized, no par value, no shares of which have been issued and no commitments exist to issue any of such shares.

                  (c) The shares of First Merchants' common stock to be issued pursuant to the Merger will be duly authorized, fully paid, validly issued and nonassessable and subject to no preemptive rights.

         6.05. ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation and By-laws of First Merchants in force as of the date hereof have been delivered to CNBC. The documents delivered by it represent true, accurate and complete copies of the corporate documents of First Merchants in effect as of the date of this Agreement.

         6.06. LITIGATION AND PENDING PROCEEDINGS. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending, or to the knowledge of First Merchants, threatened, in any court or before any government agency or body, arbitration panel or otherwise (nor does First Merchants have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against First Merchants or any of its subsidiaries. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to First Merchants or its subsidiary, First Merchants Bank, National Association, as a result of an examination by any regulatory agency or body.

         6.07.  FINANCIAL STATEMENTS.

                  (a) First Merchants' consolidated balance sheets as of the end of the two fiscal years ended December 31, 2001 and 2000 and the six
         (6) months ended June 30, 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended ("First Merchants Financial Information") present fairly the consolidated financial condition or position of First Merchants as of the respective dates thereof and the consolidated results of operations of First Merchants for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The First Merchants financial statements as of and for the two (2) fiscal years ended December 31, 2001 and 2000 are audited financial statements.

                  (b) All loans reflected in the First Merchants Financial Information and which have been made, extended or acquired since June 30, 2002, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that a banking subsidiary of First Merchants has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming the banking subsidiary as the secured party or mortgagee.

         6.08.    LOANS AND INVESTMENTS.

                  (a) Except as set forth in the Disclosure Letter, as of June 30, 2002, there was no loan of First Merchants Bank, National Association in excess of $100,000 that had been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss." All loans of First Merchants Bank, National Association as of June 30, 2002, in excess of $100,000 that management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

                  (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the First Merchants Financial Information is, in the opinion of First Merchants, adequate under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such First Merchants Financial Information.

                  (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the First Merchants Financial Information and none of the investments made by First Merchants or its subsidiary since June 30, 2002 is subject to any restrictions, whether contractual or statutory, which impairs the ability of First Merchants or its subsidiary, First Merchants Bank, National Association, to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither First Merchants nor its subsidiary, First Merchants Bank, National Association, is a party to any repurchase agreements with respect to securities.

         6.09.    EMPLOYEE BENEFIT PLANS.

                  (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by First Merchants or its subsidiaries and covers any employee, director or former employee or director of First Merchants or its subsidiaries under which First Merchants or any of its subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to CNBC together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as a "First Merchants Employee Plan" and collectively as the "First Merchants Employee Plans." The First Merchants Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

                  (b) The First Merchants Employee Plans comply with and have been operated in compliance with all applicable laws, regulations, rulings and other requirements. Each First Merchants Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each First Merchants Employee Plan have been timely given.

                  (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, for which a notice is required to be filed, has occurred with respect to any First Merchants Employee Plan. Neither First Merchants nor any of its subsidiaries has any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"), or any liability to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or First Merchants Employee Plan beneficiary under Section 502 of ERISA.

                  (d) To the knowledge of First Merchants, no "fiduciary," as defined in Section 3(21) of ERISA, of a First Merchants Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

                  (e) Each of the First Merchants Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension

         Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such First Merchants Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including operational compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (even though actual plan amendments do not have to be made until the last day of the 2001 plan year). Except as set forth in the Disclosure Letter, First Merchants and/or its subsidiaries, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and have furnished to CNBC copies of the most recent IRS determination letters with respect to any such First Merchants Employee Plan.

                  (f) No First Merchants Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

                  (g) No First Merchants Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

                  (h) No claims against a First Merchants Employee Plan, First Merchants, or any of its subsidiaries, with respect to a First Merchants Employee Plan (other than normal benefit claims), have been asserted or, to the knowledge of First Merchants, threatened.

                  (i) To the knowledge of First Merchants, no event has occurred that would cause the imposition of the tax described in Code Section 4980B. To the knowledge of First Merchants, all requirements of ERISA
         Section 601 have been met.

                  (j) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by First Merchants or any of its subsidiaries relating to, or change in employee participation or coverage under, any First Merchants Employee Plan which would increase the expense of maintaining such First Merchants Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2001.

                  (k) For purposes of this Section 6.09, references to First Merchants or its subsidiaries are deemed to include (i) all predecessors of First Merchants or its subsidiaries, (ii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes First Merchants or any of its subsidiaries, and
         (iii) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes First Merchants or any of its subsidiaries.

         6.10. TAXES, RETURNS AND REPORTS. First Merchants and its subsidiaries have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate; (b) paid all taxes, assessments and other governmental charges due and payable or claimed to be due and payable upon them or any of their income, properties or assets; and
(c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the First Merchants Financial Information is adequate to cover all of First Merchants' and its subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2002. Neither First Merchants nor any of its subsidiaries has, or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2002, up to and including the Effective Date, except to the extent reflected on financial statements of First Merchants subsequent to such date. Neither First Merchants nor any of its subsidiaries is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, or local tax returns of First Merchants or its subsidiaries have been audited by any taxing authority during the past five (5) years.

         6.11. REPORTS. Since January 1, 1997, First Merchants and its subsidiaries have timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Regulatory Authorities having jurisdiction over the affairs of either First Merchants or its subsidiaries. All such reports filed by First Merchants and its subsidiaries complied with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation, criticism or exception by any of the Regulatory Authorities with respect to any report or statement filed by, or any examinations of, First Merchants or its subsidiary, First Merchants Bank, National Association.

         6.12. ABSENCE OF DEFAULTS. First Merchants is not in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

         6.13. ACCURACY OF STATEMENTS. The representations and warranties contained in this Section 6 do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained in this Section 6, in light of the circumstances in which they are made, not misleading.

         6.14. COMPLIANCE WITH LAW. First Merchants has not engaged in any activity nor taken or omitted to take any action which has resulted, or to the knowledge of First Merchants, could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body. First Merchants possesses all licenses, franchises, permits and other authorizations necessary for the continued conduct of its business without interference or interruption. There are no agreements or understandings with, nor any orders or directives of, any regulatory agencies or government authorities, which would have a Material Adverse Effect. First Merchants has received no written inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. First Merchants has received no inquiries from any regulatory agency or government authority relating to its compliance with any securities laws applicable to First Merchants.

         6.15. ABSENCE OF CERTAIN CHANGES. Except for events and conditions relating to the business and interest rate environment in general and the accrual or payment of Merger-related expenses, since June 30, 2002, no events have occurred, or, to the knowledge of First Merchants, can reasonably be expected to occur, which could reasonably be expected to have a Material Adverse Effect.

         6.16. FIRST MERCHANTS SECURITIES AND EXCHANGE COMMISSION FILINGS. First Merchants has complied with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. First Merchants has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including First Merchants' Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, copies of which have previously been delivered to CNBC. All such Securities and Exchange Commission ("SEC") filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

         6.17.    ENVIRONMENTAL MATTERS.

                  (a) Neither First Merchants nor any of its subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any real property owned or leased by them of any Toxic Substance, except in accordance with all applicable federal, state and local laws and regulations.

                  (b) Except as disclosed in the Disclosure Letter, there are no underground storage tanks located on, in or under any real property owned by First Merchants or any of its subsidiaries and no such owned real property has previously contained an underground storage tank. Neither First Merchants nor any of its subsidiaries own or operate any underground storage tank at any real property leased by them and no such leased real property has previously contained an underground storage tank. No such owned or leased real property is or has been listed on the CERCLIS.

                  (c) No Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any real property owned or leased by First Merchants or any of its subsidiaries nor are there any other conditions or circumstances affecting any real property owned or leased by First Merchants or any of its subsidiaries, in each case, that would require remediation, corrective action or clean-up under applicable laws or regulations.

         6.18. ABSENCE OF UNDISCLOSED LIABILITIES. First Merchants has no liabilities or obligations of any type (whether accrued, contingent, absolute, fixed or otherwise) that are required by generally accepted accounting principles to be reflected or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles or the notes thereto that were not (i) fully reflected against or otherwise disclosed in the First Merchants Financial Information or (ii) incurred in the ordinary course of business since December 31, 2001.

         6.19. DEPOSIT INSURANCE. The deposits of First Merchants' bank subsidiaries are insured by the FDIC in accordance with the Federal Deposit Insurance Act, and its bank subsidiaries have paid all premiums and assessments with respect to such deposit insurance.

         6.20. BROKER'S OR FINDER'S FEES. No agent, broker or other person acting on behalf of First Merchants or under any authority of First Merchants is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees or fees payable to third parties in connection with the financing of the cash portion of the consideration to be paid in connection with the Merger, in connection with any of the transactions contemplated by this Agreement.

         6.21. BRING DOWN OF REPRESENTATIONS AND WARRANTIES. Subject to Section
6.01 hereof, all representations and warranties of First Merchants contained in this Section 6 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

         6.22. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 6 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter First Merchants and all directors and officers of First Merchants shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.


                                    SECTION 7

                                COVENANTS OF CNBC

         CNBC covenants and agrees with First Merchants, and covenants and agrees to cause the Subsidiaries to act, as follows:

         7.01. SHAREHOLDER APPROVAL. CNBC shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and Code of Regulations of CNBC at the earliest possible reasonable date, and, subject to Section 7.05 hereof, the Board of Directors of CNBC shall recommend to the shareholders of CNBC that such shareholders approve this Agreement and shall not thereafter withdraw or modify its recommendation. The Board of Directors of CNBC shall use its reasonable best efforts to obtain any vote of its shareholders necessary for the approval of this Agreement.

         7.02. OTHER APPROVALS. CNBC and the Subsidiaries shall cooperate fully and use their reasonable best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         7.03.  CONDUCT OF BUSINESS.

                  (a) On and after the date of this Agreement and until the Effective Date or until this Agreement shall be terminated as herein provided, neither CNBC nor any Subsidiary shall, without the prior written consent of First Merchants, (i) make any changes in their capital structure including, but not limited to, the redemption of any CNBC common shares; (ii) authorize a class of stock or, except for the issuance of common shares upon the exercise of stock options as described in Section 7.12 hereof, issue, or authorize the issuance of, stock other than or in addition to the outstanding stock as set forth in Section 5.04 hereof; (iii) declare, distribute or pay any dividends on their common shares, or authorize a stock split, or make any other distribution to their shareholders, except for (a) the payment by CNBC prior to the Effective Date of quarterly cash dividends on its common shares in the amount of $0.10 per share (provided the declaration of the last dividend by CNBC prior to the Effective Date and the payment thereof shall be coordinated with First Merchants so that the holders of CNBC common shares do not receive dividends on both CNBC common shares and First Merchants common stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the CNBC common shares or First Merchants common stock received in the Merger in respect of such quarter), and (b) the payment by the Subsidiaries to CNBC of dividends to pay CNBC's expenses of operations and its business and payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) except as set forth in the Disclosure Letter, merge, combine or consolidate with or sell their assets or any of their securities to any other person, corporation or entity, effect a share exchange or enter into any other transaction not in the ordinary course of business; (v) except as set forth in the Disclosure Letter, incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract, agreement, understanding or arrangement or engage in any transaction, or acquire or dispose of any property or asset having a fair market value in excess of $50,000.00 (except for personal or real property acquired or disposed of in connection with foreclosures on mortgages, enforcement of security interests and loans made or sold by the Bank in the ordinary course of business or acceptance of deposits and borrowings in the ordinary course of business); (vi) subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance; (vii) promote or increase or decrease the rate of compensation or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer or employee of CNBC or any Subsidiary (except for promotions and increases in the ordinary course of business and in accordance with past practices); (viii) except as set forth in the Disclosure Letter or otherwise specifically authorized by this Agreement, execute, create, institute, modify or amend any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans, any employment, deferred compensation, consultant, bonus or collective bargaining agreement, group insurance contract or other incentive, welfare or employee benefit plan or agreement for current or former directors, officers or employees of CNBC or any Subsidiary, change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or specifically provided for in this Agreement; (ix) amend their Articles of Incorporation or Association, Code of Regulations, By-Laws, Certificate of Trust or Trust Agreement, as applicable, from those in effect on the date of this Agreement; (x) except as set forth in the Disclosure Letter or otherwise specifically authorized by this Agreement, modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment or severance agreements with respect to any present or former CNBC or Subsidiary directors, officers or employees; (xi) give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any capital stock of any Subsidiary; (xii) fail to make additions to the Bank's reserve for loan losses, or any other reserve account, in the ordinary course of business and in accordance with past practices;
         (xiii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; and (xiv) agree in writing or otherwise to take any of the foregoing actions.

                  (b) CNBC and the Subsidiaries shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and on the Leased Real Property and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as currently in effect and in accordance with past practices.

                  (c) CNBC and the Subsidiaries shall continue to give to First Merchants and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

         7.04. PRESERVATION OF BUSINESS. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided, CNBC and the Subsidiaries each shall (a) carry on their business substantially in the same manner as heretofore conducted; (b) use their reasonable best efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

         7.05. OTHER NEGOTIATIONS. On and after the date of this Agreement and until the Effective Date, CNBC and the Subsidiaries shall not, and shall not permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage, or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any proposal by such corporation, association, partnership, person or other entity or group for a merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock), tender offer, acquisition of control of CNBC or any Subsidiary or similar transaction involving CNBC or any Subsidiary (all such transactions hereinafter referred to as an "Acquisition Transaction"). CNBC and the Subsidiaries shall promptly communicate to First Merchants the terms of any written proposal or offer which any of them may receive with respect to an Acquisition Transaction and any written indication of interest or letter of intent on the part of any third party with respect to initiation of any Acquisition Transaction. The above provisions of this Section 7.05 notwithstanding, nothing contained in this Agreement shall prohibit (i) CNBC from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of CNBC, after consultation with legal counsel and its investment banker, determines in good faith that such action is required for the directors of CNBC to fulfill their fiduciary duties and obligations to CNBC's shareholders and other constituencies under Ohio law, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CNBC provides prompt written notice to First Merchants to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) notwithstanding the provisions of Section 7.01, the Board of Directors of CNBC from failing to make, withdrawing or modifying its recommendation to shareholders regarding the Merger following receipt of a proposal for an Acquisition Transaction if the Board of Directors of CNBC, after consultation with and based upon the advice of legal counsel and its investment banker, determines in good faith that such action is required for the directors of CNBC to fulfill their fiduciary duties and obligations to CNBC's shareholders and other constituencies under Ohio law.

         7.06. RESTRICTIONS REGARDING AFFILIATES. CNBC shall, within thirty (30) days after the date of this Agreement and promptly thereafter until the Effective Date to reflect any changes or upon the reasonable request of First Merchants, provide First Merchants with a list identifying each person who may reasonably be deemed to be an "affiliate" of CNBC within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "1933 Act"). Each director, executive officer and other person who is an "affiliate" of CNBC for purposes of the 1933 Act shall deliver to First Merchants, at least thirty-one (31) days prior to the Effective Date, a written agreement, in form and substance satisfactory to counsel to First Merchants, regarding compliance by each such person with the provisions of such Rule 145.

         7.07. PRESS RELEASE. Except as required by law, neither CNBC nor any Subsidiary shall issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of First Merchants, which approval will not be unreasonably withheld.

         7.08. DISCLOSURE LETTER. CNBC shall supplement, amend and update as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which if in existence or having occurred as of the date of this Agreement would have been required to be set forth or described in the Disclosure Letter.

         7.09. CONFIDENTIALITY. CNBC and the Subsidiaries shall use their best efforts to cause their respective officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by them from First Merchants, unless such information (i) was already known to CNBC and the Subsidiaries, (ii) becomes available to CNBC and the Subsidiaries from other sources, (iii) is independently developed by CNBC and the Subsidiaries, (iv) is disclosed outside of CNBC and the Subsidiaries with and in accordance with the terms of prior written approval of First Merchants, or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. CNBC and the Subsidiaries further agree that in the event this Agreement is terminated, it will return to First Merchants all information obtained by CNBC and the Subsidiaries regarding First Merchants, including all copies made of such information by CNBC and the Subsidiaries. This provision shall survive the Effective Date or the earlier termination of this Agreement.

         7.10. COOPERATION. CNBC shall generally cooperate with First Merchants and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, (i) CNBC shall cooperate and assist First Merchants in preparation of and/or filing of all regulatory applications, the registration statement for registration of First Merchants' shares, and all other documentation required to be prepared for consummation of the Merger and obtaining all necessary approvals, and (ii) CNBC shall furnish First Merchants with all information concerning itself and the Subsidiaries that First Merchants may request in connection with the preparation of the documentation referenced above. Prior to the Closing (as defined in Section 12 hereof), CNBC agrees to disclose to First Merchants in writing any fact or matter that comes to the attention of CNBC that might indicate that any of the representations or warranties of CNBC may be untrue, incorrect, or misleading in any material respect and such disclosure shall be made by CNBC promptly upon discovery of such fact or matter.

         7.11. LETTER TO CNBC'S SHAREHOLDERS. Within five (5) business days after execution of this Agreement by CNBC and First Merchants, CNBC shall deposit in the United States mail a letter to each of the shareholders of record of CNBC as of the date of execution of this Agreement informing each shareholder about the execution of this Agreement and the proposed Merger. The terms of such letter to the shareholders of CNBC shall be in a form mutually agreed to by First Merchants and CNBC.

         7.12. EXERCISE OF OPTIONS. CNBC shall use its best efforts to cause the stock options disclosed pursuant to Section 5.04(d) hereof to be exercised on or immediately before the Effective Date. CNBC shall use its best efforts to cause each exercised non-qualified stock option to be exchanged for a cash payment to each holder thereof to be paid on or before the Effective Date by CNBC in an amount equal to $29.57 minus the applicable exercise price per CNBC common share issuable upon exercise of such non-qualified stock option, multiplied by the number of CNBC common shares issuable upon exercise of such non-qualified option. In respect of incentive stock options, each holder thereof shall have the option to surrender for cash on or prior to the Effective Date, as specified above, or surrender the option on a net issuance basis exercise and receive CNBC common shares issuable upon such exercise on or prior to the Effective Date. Immediately prior to the Effective Date, CNBC shall have no more than 2,076,572 common shares outstanding. On or prior to the Effective Date, CNBC shall take all action necessary to terminate all stock option plans of CNBC and shall use its best efforts, including using its best efforts to obtain necessary consents from optionees, to permit termination of any outstanding CNBC stock options at the Effective Date. From and after the date hereof, CNBC covenants that no additional stock options or stock appreciation rights shall be granted by CNBC under any stock option plans of CNBC or otherwise.

         7.13.  SEC AND OTHER REPORTS.

                  (a) Promptly upon its becoming available, CNBC shall furnish to First Merchants one (1) copy of each financial statement, report, notice, or proxy statement sent by CNBC to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by CNBC with NASDAQ or the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which CNBC is a party, and of any notice or communication received by CNBC from NASDAQ or the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over CNBC or any of its respective businesses, operations or properties.

                  (b) None of the information supplied or to be supplied by CNBC for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 8.01 hereof) will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and
         (ii) the Proxy Statement (as defined in Section 8.01 hereof) and any amendment or supplement thereto will, at the date of mailing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

         7.14. ADVERSE ACTIONS. CNBC shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.


                                    SECTION 8

                          COVENANTS OF FIRST MERCHANTS

         First Merchants covenants and agrees with CNBC as follows:

         8.01. APPROVALS. First Merchants shall proceed expeditiously, cooperate fully and use its best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date. First Merchants agrees to use its best efforts to raise any additional capital which might be required to obtain any required regulatory approvals of the Merger. First Merchants shall provide CNBC with copies of proposed regulatory filings in connection with the Merger and afford CNBC the opportunity to offer comment on the filings before filing. Not in limitation of the foregoing, First Merchants agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by First Merchants with the SEC in connection with the issuance of First Merchants common stock in the Merger (including the proxy statements and prospectus and other proxy solicitation materials of CNBC constituting a part thereof (the "Proxy Statement") and all related documents). The Proxy Statement shall fully disclose that CNBC's shareholders have dissenters' rights under Ohio Revised Code sec. 1701.84 and sec. 1701.85. First Merchants agrees to advise CNBC, promptly after First Merchants receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Merchants common stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Merchants agrees to use its reasonable best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ (subject to official notice of issuance), the shares of First Merchants common stock to be issued to the holders of CNBC common shares in the Merger.

         8.02.  EMPLOYEE BENEFIT PLANS.

                  (a) COVERAGE UNDER FIRST MERCHANTS' PLANS. No later than January 1, 2004, First Merchants will cover the Subsidiaries' employees under any tax-qualified retirement plan First Merchants maintains for its employees, provided that such an employee meets the applicable participation requirements, in lieu of the Subsidiaries' current tax-qualified retirement plan. Until that time, the Subsidiaries' current tax-qualified retirement plan will be maintained at the same level, with respect to benefit accruals, provided for on the Effective Date. Following the Effective Date, the Subsidiaries' employees will otherwise receive employee benefits that in the aggregate are substantially similar to the employee benefits provided to those employees by CNBC or the Subsidiaries on the Effective Date. For purposes of determining a CNBC or Subsidiaries' employee's service under a First Merchants' employee benefit plan that the employee is permitted to enter, service with CNBC or the Subsidiaries will be treated as service with First Merchants; provided, however, that except as set forth in the next sentence, service with CNBC or the Subsidiaries shall not be treated as service with First Merchants for purposes of benefit accrual under any employee pension benefit plan (as defined in ERISA Section 3(2)) of First Merchants. For purposes of such employee pension benefit plan benefit accrual, service with the Subsidiaries on or after the Effective Date will be treated as service with First Merchants. Once the Subsidiaries' employees are covered under First Merchants' tax-qualified retirement plans, First Merchants, in its sole discretion, shall determine whether CNBC's and the Subsidiaries' tax-qualified retirement plan(s) are terminated or merged into First Merchants' plan(s).

                  (b) COVERAGE UNDER FIRST MERCHANTS' HEALTH PLAN. With respect to First Merchant's health plans under which employees of the Subsidiaries become participants under the provisions of Section 8.02(a) above, First Merchants agrees to waive all restrictions and limitations for pre-existing conditions.

                  (c) COBRA. First Merchants shall be responsible for providing COBRA continuation coverage to any qualified employee or former employee of CNBC or the Subsidiaries and to their respective qualified beneficiaries, on and after the Effective Date, regardless of when the qualifying event occurred.

                  (d) SEVERANCE. First Merchants does not intend to terminate any employees of CNBC or its Subsidiaries in connection with the Merger. However, should it decide to do so, it shall consult with the President and Chief Executive Officer of the Bank about appropriate severance benefits payable in connection with any such termination. Nothing in this Section 8.02(d) shall be deemed to limit or modify First Merchants at-will employment policy.

         8.03. PRESS RELEASE. Except as required by law, First Merchants shall not issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of CNBC, which approval will not be unreasonably withheld.

         8.04. CONFIDENTIALITY. First Merchants shall, and shall use its best efforts to cause its officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by it from CNBC or the Subsidiaries, unless such information (i) was already known to First Merchants, (ii) becomes available to First Merchants from other sources,
(iii) is independently developed by First Merchants, (iv) is disclosed outside of First Merchants with and in accordance with the terms of prior written approval of CNBC or the Subsidiaries, or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. First Merchants further agrees that in the event this Agreement is terminated, it will return to CNBC all information obtained by First Merchants regarding CNBC or the Subsidiaries, including all copies made of such information by First Merchants. This provision shall survive the Effective Date or the earlier termination of this Agreement.

         8.05. COVENANTS REGARDING THE BANK. Upon consummation of the Merger, the Bank shall be a national bank organized under the laws of the United States and the officers and directors of the Bank in office immediately prior to the consummation of the Merger shall be the officers and directors of the Bank at the Effective Date subject to the Bank's Articles of Association and By-Laws. Thereafter, the Bank directors who desire to continue to serve in that capacity shall do so for at least the remainder of the one (1) year terms to which they have been elected. The Bank directors will be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to any of the Bank's current directors until twenty-four (24) months after the Effective Date. First Merchants shall continue to operate the Bank as an operating subsidiary of First Merchants under the name "Commerce National Bank" or a name substantially similar thereto for a period of at least five (5) years following the Effective Date.

         8.06. BOARD OF DIRECTORS OF FIRST MERCHANTS. First Merchants shall cause all necessary action to be taken to cause Thomas D. McAuliffe, or such other person as shall be agreed to by First Merchants and CNBC, to either (i) be nominated for election as a member of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date; or (ii) to be appointed as a member of the First Merchants' Board of Directors at the next meeting of the First Merchants' Board of Directors following the Effective Date to serve until the first annual meeting of the shareholders of First Merchants following the Effective Date and then to be nominated for election as a member of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date, whichever can be effected first depending on the timing of the occurrence of the Effective Date.

         8.07.    DIRECTORS AND OFFICERS INSURANCE.

                  (a) Prior to the Closing, CNBC shall purchase and pay for tail coverage on its director's and officer's liability insurance policy for a period of at least three years from the Effective Date to cover the present and former officers and directors of CNBC and the Subsidiaries (as determined immediately prior to the Closing) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Date, which tail coverage shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CNBC and the Subsidiaries; provided, however, that in no event shall CNBC expend for such tail coverage more than two (2) times the current annual amount spent by CNBC and the Subsidiaries to maintain or procure its current directors' and officers' insurance coverage.

                  In the event CNBC is unable to obtain such tail coverage, First Merchants shall use its reasonable best efforts to obtain an endorsement to its directors and officers liability insurance policy to cover the present and former officers and directors of CNBC and the Subsidiaries (as determined immediately prior to the Closing) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Date, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CNBC and the Subsidiaries; provided, however, that in no event shall First Merchants expend for such insurance more than two (2) times the current annual amount spent by CNBC and the Subsidiaries to maintain or procure such insurance; provided, further, that if First Merchants is unable to maintain or obtain the insurance called for by this Section 8.07, First Merchants shall use its reasonable best efforts to obtain as much comparable insurance as is available for two (2) times the current annual amount spent by CNBC and the Subsidiaries; provided, further, that officers and directors of CNBC and the Subsidiaries may be required to make application and provide customary representations and warranties to First Merchants' insurance carrier for the purpose of obtaining such insurance.


                  (b) For six years after the Effective Date, the Continuing Company shall indemnify, defend and hold harmless the present and former officers and directors of CNBC and the Subsidiaries against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the Ohio General Corporate Law and by First Merchants' or CNBC's and the Subsidiaries' Articles of Incorporation or Code of Regulations or By-Laws as in effect on the date hereof (whichever is more favorable to the officers and directors of CNBC and the Subsidiaries), including provisions relating to advances of expenses incurred in the defense of any action or suit.

                  (c) Following the Effective Date, First Merchants will provide any CNBC and the Subsidiaries' officers, directors and employees who become officers, directors and employees of the Continuing Company or its subsidiaries with the same directors and officers liability insurance coverage and indemnification protections that First Merchants provides to other officers, directors and employees of First Merchants or its subsidiaries.


                  (d) If First Merchants shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Merchants shall assume the obligations set forth in this Section 8.07.

         8.08.    SEC AND OTHER REPORTS.

                  (a) Promptly upon its becoming available, First Merchants shall furnish to CNBC one (1) copy of each financial statement, report, notice, or proxy statement sent by First Merchants to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by First Merchants with the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which First Merchants is a party, and of any notice or communication received by First Merchants from the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over First Merchants or any of its respective businesses, operations or properties.

                  (b) None of the information supplied or to be supplied by First Merchants for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 8.01 hereof) will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and (ii) the Proxy Statement (as defined in Section 8.01 hereof) and any amendment or supplement thereto will, at the date of mailing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

         8.09. DISCLOSURE LETTER. First Merchants shall supplement, amend and update as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising, which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.

         8.10. ADVERSE ACTIONS. First Merchants shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

         8.11. ACCESS. First Merchants shall continue to give to CNBC and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

         8.12. COOPERATION. First Merchants shall generally cooperate with CNBC and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby. Prior to the Closing (as defined in Section 12 hereof), First Merchants agrees to disclose to CNBC in writing any fact or matter that comes to the attention of First Merchants that might indicate that any of the representations or warranties of First Merchants may be untrue, incorrect, or misleading in any material respect and such disclosure shall be made by First Merchants promptly upon discovery of such fact or circumstance.

                                    SECTION 9

                       CONDITIONS PRECEDENT TO THE MERGER

         The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective
Date:

         9.01. SHAREHOLDER APPROVAL. The shareholders of CNBC shall have approved, ratified and confirmed this Agreement as required by applicable law.

         9.02. REGISTRATION STATEMENT EFFECTIVE. First Merchants shall have registered its shares of common stock to be issued to shareholders of CNBC in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and "blue sky" approvals and authorizations required to offer and sell such shares shall have been received by First Merchants. The registration statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened. The shares of First Merchants common stock shall have been listed for trading on the NASDAQ National Market System (subject to official notice of issuance).

         9.03. TAX OPINIONS.

                  (a) CNBC shall have obtained an opinion of Squire, Sanders & Dempsey L.L.P. dated on or about the Effective Date to the effect that the Merger effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by shareholders of CNBC to the extent they receive shares of First Merchants common stock in the Merger in exchange for their CNBC common shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for CNBC common shares. Such opinions shall be based upon factual representations received by counsel from CNBC and First Merchants, which representations may take the form of written certifications.

                  (b) First Merchants shall have obtained an opinion of Bingham McHale LLP dated on or about the Effective Date to the effect that the Merger effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions shall be based upon factual representations received by counsel from CNBC and First Merchants, which representations may take the form of written certifications.

         9.04. AFFILIATE AGREEMENTS. First Merchants shall have obtained (a) from CNBC, a list identifying each affiliate of CNBC and (b) from each affiliate of CNBC, the agreements contemplated by Section 7.06 hereof.

         9.05. REGULATORY APPROVALS. The Federal Reserve Board and the Indiana Department of Financial Institutions shall have authorized and approved the Merger and the transactions related thereto. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the transactions contemplated by this Agreement shall have been obtained.

         9.06. OFFICER'S CERTIFICATE. First Merchants and CNBC shall have delivered to each other a certificate signed by their Chairman or President and their Secretary, dated the Effective Date, certifying that (a) all the representations and warranties of their respective corporations are true, accurate and correct (subject to Section 5.01 and Section 6.01) on and as of the Effective Date; (b) all the covenants of their respective corporations have been complied with in all material respects from the date of this Agreement through and as of the Effective Date; and (c) their respective corporations have satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

         9.07. FAIRNESS OPINION. CNBC shall have obtained an opinion from Stifel, Nicolaus & Company, Incorporated, to the effect that the consideration paid in the Merger is fair to the shareholders of CNBC from a financial viewpoint. Such opinion shall be (a) in form and substance reasonably satisfactory to CNBC, (b) dated as of a date not later than the mailing date of the Proxy Statement relating to the Merger and (c) included in the Proxy Statement.

         9.08. NO JUDICIAL PROHIBITION. Neither CNBC, any Subsidiary nor First Merchants shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         9.09. OTHER CONSENTS AND APPROVALS. All consents and other approvals required for the transfer of any contracts, agreements, leases, loans, etc. as a result of the Merger shall have been obtained.

         9.10. OPTIONS. All of the options disclosed in Section 5.04(d) of the Disclosure Letter shall have been exercised pursuant to Section 7.12 hereof and CNBC shall have no more than 2,076,572 shares of common stock issued and outstanding. CNBC shall have no commitment to issue any additional shares of common stock. All stock option plans of CNBC shall have been terminated.

         9.11. EXECUTIVE EMPLOYMENT AGREEMENTS. First Merchants shall have entered into Executive Employment Agreements and change in control agreements with Thomas D. McAuliffe and John Romelfanger immediately prior to the Effective Date that supersede their current employment agreements upon terms and conditions satisfactory to Mr. McAuliffe, Mr. Romelfanger and First Merchants, respectively.

         9.12. OPINIONS. The parties shall have received the respective opinions of counsel described in Section 12.03 of this Agreement.


                                   SECTION 10

                              TERMINATION OF MERGER

         10.01. MANNER OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by written notice delivered by First Merchants to CNBC or by CNBC to First Merchants only for the following reasons:

                  (a) By the mutual consent of First Merchants and CNBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

                  (b) By First Merchants or CNBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.01 and Section 6.01), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect; or (iii) any event, fact or circumstance shall have occurred that has had or may have a Material Adverse Effect;

                  (c) By CNBC or First Merchants, if it shall determine in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of commencement of material litigation or proceedings against any of the parties;

                  (d) By CNBC or First Merchants, if the transaction contemplated herein has not been consummated by April 30, 2003 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                  (e) By First Merchants or CNBC, pursuant to their respective termination rights set forth in Section 3.04 hereof;

                  (f) By CNBC, if the appropriate discharge of the fiduciary duties of the Board of Directors of CNBC consistent with Section 7.05 requires that CNBC terminate this Agreement;

                  (g) By First Merchants, if CNBC's Board of Directors fails to make, withdraws or modifies its recommendation to CNBC's shareholders to vote in favor of the Merger following receipt of a written proposal for an Acquisition Transaction;

                  (h) By First Merchants, if CNBC fails to give any written notice as required by Section 7.05 or if within twenty (20) days after giving First Merchants written notice pursuant to Section 7.05 of its intent to furnish information to or enter into discussions or negotiations with another person or entity, CNBC does not terminate all discussions, negotiations and information exchanges related to such Acquisition Transaction and provide First Merchants with written notice of such termination;

                  (i) By either party (provided that the terminating party is not then in material breach of any representation or warranty contained in this Agreement or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
         Section 10.1(d) of this Agreement; or

                  (j) By CNBC, if First Merchants enters into a definitive agreement in which it is the target company or the company to be acquired which would result in a change of control of First Merchants or require approval pursuant to the Bank Holding Company Act of 1956, as amended.





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

         10.02. EFFECT OF TERMINATION. Except as provided below, in the event that this Agreement is terminated pursuant to the provisions of Section 10.01 hereof, no party shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 10.01(b) hereof on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party, including, without limitation, reimbursement to the non-breaching party of its costs, fees and expenses (including attorneys', accountants' and advisors' fees and expenses) incident to the negotiation, preparation and execution of this Agreement and related documentation; provided, however, that nothing in this proviso shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party. Notwithstanding the foregoing, in the event of termination by CNBC in accordance with Section 10.01(f) or by First Merchants in accordance with Section 10.01(g) or 10.01(h), CNBC shall pay First Merchants the sum of $1,200,000 as liquidated damages. Such liquidated damages shall be in lieu of costs, expenses and damages otherwise recoverable under the first sentence of this Section 10.02. Such payment shall be made within ten (10) days of the date of notice of termination. CNBC acknowledges the reasonableness of such amount in light of the considerable time and expense invested and to be invested by First Merchants and its representatives in furtherance of the Merger. Such amount was agreed upon by First Merchants and CNBC as compensation to First Merchants for its time and expense and not as a penalty to CNBC, it being impossible to ascertain the exact value of the time and expense to be invested. First Merchants shall also be entitled to recover from CNBC its reasonable attorneys' fees incurred in the enforcement of this provision.

                                   SECTION 11

                            EFFECTIVE DATE OF MERGER

         Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day specified in the Articles of Merger of CNBC with and into First Merchants as filed with the Secretary of State of the States of Indiana and Ohio (the "Effective Date"). The Effective Date shall occur no later than the last business day of the month in which any waiting period following the last approval of the Merger by a state or federal regulatory agency or governmental authority expires, unless otherwise agreed to by First Merchants and CNBC.


                                   SECTION 12

                                     CLOSING

         12.01. CLOSING DATE AND PLACE. The closing of the Merger (the "Closing") shall take place at the main office of First Merchants on the Effective Date or at such other place as mutually agreed to by First Merchants and CNBC.

         12.02. ARTICLES OF MERGER. Subject to the provisions of this Agreement, on or prior to the Effective Date, the Articles of Merger and Certificate of Merger shall be duly filed with the

Secretary of State of the States of Indiana and Ohio specifying that the Merger shall be effective as of the Effective Date.

         12.03. OPINIONS OF COUNSEL. At the Closing, CNBC shall deliver an opinion of its counsel, Squire, Sanders & Dempsey L.L.P., to First Merchants, and First Merchants shall deliver an opinion of its counsel, Bingham McHale LLP, to CNBC, dated as of the date of the Closing. The form of such opinions shall be as mutually agreed to by the parties hereto and their respective counsel.


                                   SECTION 13

                                  MISCELLANEOUS

         13.01. EFFECTIVE AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but none of the provisions thereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by either party hereto without the prior written consent of the other party.

         13.02.  WAIVER; AMENDMENT.

                  (a) First Merchants and CNBC may, by an instrument in writing executed in the same manner as this Agreement: (i) extend the time for the performance of any of the covenants or agreements of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto;
         (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or
         (iv) waive the satisfaction or fulfillment of any condition the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to terminate this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

                  (b) Notwithstanding the prior approval by the shareholders of CNBC, this Agreement may be amended, modified or supplemented by the written agreement of CNBC and First Merchants without further approval of such shareholders, except that no such amendment, modification or supplement shall result in a decrease in the consideration specified in
         Section 3 hereof, except in accordance with the terms of Section 3 hereof, or shall materially adversely affect the rights of the shareholders of CNBC without the further approval of such shareholders.

         13.03. NOTICES. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to be given (i) when delivered in person, or (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, or (iii) on the fifth (5th) day after sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to First Merchants:             With a copy to:

         200 E. Jackson Street, Box 792     Bingham McHale LLP
         Muncie, IN  47305                  2700 Market Tower
         Attn:  Larry L. Helms,             10 West Market Street
         Senior Vice President and          Indianapolis, Indiana  46204-2982
         General Counsel                    Attn:  David R. Prechtel, Esq.
         (765) 741-7283                     (317) 236-9907


         If to CNBC:                        With a copy to:

         100 East Wilson Bridge Road        Squire, Sanders & Dempsey L.L.P.
         Worthington, Ohio  43085           127 Public Square
         Attn:  Thomas D. McAuliffe         Cleveland, Ohio 44114
         Chairman, President and CEO        Attn:  M. Patricia Oliver, Esq.
         (614) 848-8700                     (216) 479-8717

or to such substituted address as any of them have given to the other in writing. Notwithstanding the foregoing, all notices required to be given pursuant to Sections 3.04(b) and 3.04(c) hereof shall be given in the time periods specified in such sections by either hand delivery or facsimile transmission to the specified parties.

         13.04. HEADINGS. The headings in this Agreement have been inserted solely for the ease of reference and should not be considered in the interpretation or construction of this Agreement.

         13.05. SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

         13.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. In addition, this Agreement and the documents to be delivered hereunder may be executed by the parties hereto either manually or by facsimile signatures, each of which shall constitute an original signature.

         13.07. GOVERNING LAW. This Agreement is executed in and shall be construed in accordance with the laws of the State of Indiana, without regard to choice of law principles.

         13.08. ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether oral or written, between First Merchants and CNBC relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.

         13.09. EXPENSES. First Merchants and CNBC shall each pay their own expenses incidental to the transactions contemplated hereby. It is understood that the fees of Stifel, Nicolaus & Company, Incorporated and the cost of the fairness opinion referenced in Section 9.07, shall be borne by CNBC whether or not the Merger is consummated. This provision shall survive the Effective Date or the earlier termination of this Agreement.

         13.10. MATERIAL ADVERSE EFFECT. The phrase "Material Adverse Effect" means, with respect to First Merchants or CNBC, any effect that (i) is material and adverse to the financial position, results of operations or business of First Merchants and its subsidiaries taken as a whole, or CNBC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Merchants or CNBC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party that have been waived in accordance with Section 13.02 hereof.

         13.11. SURVIVAL OF CONTENTS. The provisions of Sections 7.09, 8.04, 10.02, 13.09 and this Section 13.11 shall survive beyond the termination of this Agreement. The provisions of Sections 7.09, 8.02, 8.04, 8.05, 8.06, 8.07, 13.09
and this Section 13.11 shall survive beyond the Effective Date.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, First Merchants and CNBC have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.


                                   FIRST MERCHANTS CORPORATION
ATTEST:


/s/ Larry R. Helms                 By:  /s/ Michael L. Cox
-------------------------             ------------------------------------------
Larry R. Helms, Secretary              Michael L. Cox, President and Chief
                                       Executive Officer





                                   CNBC BANCORP
ATTEST:

                                   By:  /s/ Thomas D. McAuliffe
                                      --------------------------------------
/s/ John A. Romelfanger                Thomas D. McAuliffe, Chairman,
------------------------               President and Chief Executive Officer
John A. Romelfanger,
Secretary



























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